LEND LEASE HYPERION MORTGAGE OPPORTUNITY FUND, INC. (the "Registrant")
                Form N-SAR for the period ending January 31, 1999
                                File Number 811-05820





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 30th day of March, 1999.




LEND LEASE HYPERION MORTGAGE                       OPPORTUNITY FUND, INC.





                                                     By:      /s/Clifford Lai
                                                              Clifford Lai
                                                              President




Witness:   /s/Joe Tropeano
             Joe Tropeano
             Assistant Secretary